UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building III, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	The Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 22, 2021, the Company held the Annual Meeting.  As of the close of business on the record date for the Annual Meeting, there were 111,946,449 shares of Company common stock issued and outstanding and entitled to vote. There were 92,307,289 shares present in person or by proxy at the Annual Meeting, constituting a quorum. The final voting results were as follows:

Proposal 1:  Election of Directors

Stockholders elected each of the Company’s six nominees for director, as set forth below:

NOMINEE	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Sandra Brooks, M.D., M.B.A.	77,216,336	34,237	10,800	15,045,916
Veronica G.H. Jordan, Ph.D.	77,127,580	122,993	10,800	15,045,916
James T. LaFrance	73,356,252	3,893,987	11,134	15,045,916
Valerie B. Palmieri	77,191,458	59,775	10,140	15,045,916
Nicole Sandford	77,148,547	102,008	10,818	15,045,916

Proposal 2:  Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 7, 2021, as set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
75,978,175	1,260,667	22,531	15,045,916

Proposal 3:  Ratification of the Selection of the Company’s Independent Registered Public Accounting Firm

Stockholders ratified the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, as set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
92,265,579	4,353	37,357	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspira Women’s Health Inc.
Aspira Women’s Health Inc.

Date: June 23, 2021	By:	/s/ Robert Beechey
Robert Beechey
Chief Financial Officer